Exhibit 15

August 2, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 2, 2006 on our review of interim financial information of MasterCard Incorporated (the “Company”) for the three and six month periods ended June 30, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference in its Registration Statement on Form S-8 dated June 30, 2006.

Very truly yours,

/s/ PricewaterhouseCoopers LLP